Exhibit 1

FOR IMMEDIATE RELEASE	18 July 2014

WPP PLC (“WPP”)

2014 Interim Results

WPP will be announcing its 2014 interim results for the six months ended 30 June 2014 on 26th August 2014.

Contact:

Feona McEwan, WPP	+ 44(0) 207 408 2204